EXHIBIT 99.3

GLOBAL MEDICAL REIT, INC.

UNAUDITED PRO FORMA STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS AND CASH TO BE MADE AVAILABLE BY OPERATIONS FOR THE PERIOD ENDED FEBRUARY 28, 2014 AND THE YEAR ENDED AUGUST 31, 2013

The following is additional information provided in respect of Rule 3-14 of Regulation S-X and represents an estimate of the taxable operating results and cash to be made available by operations of Global Medical REIT, Inc. (inclusive of the impact of the Facility Acquisition) based upon the pro forma condensed combined statement of operations for the for the six months ended February 28, 2014 and year ended August 31, 2013. There were no book to tax differences for the and for the six months ended February 28, 2014 and year ended August 31, 2013 and as a result there are no material differences between taxable loss and net loss.  These estimated results do not purport to represent results of operations in the future and were prepared based on the assumptions outlined in the pro forma condensed combined statement of operations, which should be read in conjunction with this statement.

For the Six Months Ended February 28, 2014

Pro Forma
Net loss	$(156,746)
Adjustments:
Depreciation	278,333
Amortization of deferred financing costs	45,532
Estimated cash to be made available from operations	$167,119
Estimated cash to be used in investing activities	-
Estimated cash to be used in financing activities (1)	-
Estimated difference between cash available for distribution and the estimated distributions for six months ending February 28, 2014	-
Estimated annual distributions to stockholders (2)	$167,119
Estimated annual distributions per share	$0.00

(1)

Assumes financing activities will be zero as the Company will draw on the Heng Fai loan to pay principal payments for mortgage debt.

(2)

100% of the cash distribution estimated to be return of capital

For the Period Ended August 31, 2013

Pro Forma
Net loss	$(364,563)
Adjustments:
Depreciation	556,667
Amortization of deferred financing costs	91,064
Estimated cash to be made available from operations	$283,168
Estimated cash to be used in investing activities	-
Estimated cash to be used in financing activities (1)	-
Estimated difference between cash available for distribution and the estimated distributions for six months ending February 28, 2014	-
Estimated annual distributions to stockholders (2)	$283,168
Estimated annual distributions per share	$0.00

(1)

Assumes financing activities will be zero as the Company will draw on the Heng Fai loan to pay principal payments for mortgage debt.

(2)

100% of the cash distribution estimated to be return of capital